Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.14 to Registration Statement No. 333-80061 on Form N-1A of our reports dated November 25, 2009, relating to the financial statements and financial highlights of BlackRock Global Financial Services Fund, Inc. (the “Fund”) and of Global Financial Services Portfolio of Global Financial Services Master LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2009. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 27, 2010